Exhibit 99.2

PURE Bioscience Appoints Fifth New Board Member

— Leading Food Service Franchise Entrepreneur —

SAN DIEGO, CA (Marketwired – Oct 3, 2013) – PURE Bioscience (OTCQB: PURE), creator of the patented silver dihydrogen citrate (SDC) antimicrobial, today announced the appointment of Craig C. Culver to its Board of Directors. The Company reported that the Board of Directors has been expanded to five members, with each member providing governance leadership consistent with its food safety business strategy.

Mr. Culver is the Co-Founder and Chief Executive Officer of Culver Franchising System, Inc., a quick-service restaurant chain with over 490 locations in 21 states, started almost 30 years ago. Mr. Culver has a long-standing track record of business building and community philanthropy. Notable achievements include recognition by the Wall Street Journal as one of 25 high-performing franchises in the US, Consumer Choice Award as #1 rated US burger chain for food quality, service, convenience and cleanliness among other attributes and the Ernst & Young Wisconsin-State Consumer Products / Retail Entrepreneur of the Year. Recent community achievements include commendation by the State of Wisconsin for workforce development for people with disabilities and the American Red Cross Circle of Humanitarian Award for community flood and storm relief.

“I am delighted to join PURE’s board and provide my strategic insights to develop, grow and build a sustainable business,” stated Craig Culver. “Our industry needs forward-thinking pathogen control technologies in food service to better protect our customers, employees and the environment. I believe that PURE’s SDC-based products provide the best potential solution to replace less effective and toxic legacy chemical products. Preliminary food service in-store test results of the SDC-based PURE Hard Surface disinfectant, compared to legacy products, are impressive.”

“Craig Culver’s entrepreneurial leadership and community contributions are exemplary of what PURE seeks in strategic board insight focused on food safety solutions,” stated Dave Pfanzelter, Chairman of the Board of Directors of PURE. “I am pleased to report we are entering the final stage of building a new Board of Directors that supports us in building PURE’s business as a new green-based paradigm in pathogen control into the food industry.”

About PURE Bioscience, Inc.

PURE Bioscience, Inc. develops and markets technology-based bioscience products that provide solutions to numerous global health challenges, including Staph (MRSA) and Carbapenem-resistant Enterobacteriaceae (CRE)/NDM-1+. PURE’s proprietary high efficacy/low toxicity bioscience technologies, including its silver dihydrogen citrate-based antimicrobials, represent innovative advances in diverse markets and lead today’s global trend toward industry and consumer use of “green” products while providing competitive advantages in efficacy and safety. Patented SDC is an electrolytically generated source of stabilized ionic silver, which formulates well with other compounds. As a platform technology, SDC is distinguished from competitors in the marketplace because of its superior efficacy, reduced toxicity and the inability of bacteria to form a resistance to it. PURE is headquartered in El Cajon, California (San Diego metropolitan area). Additional information on PURE is available at www.purebio.com.

Forward-looking Statements

This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “expect,” “intend,” “project” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the Company’s cash position and liquidity requirements, the Company’s failure to implement or otherwise achieve the benefits of its proposed business initiatives and plans, acceptance of the Company’s current and future products and services in the marketplace, the ability of the Company to develop effective new products and receive regulatory approvals of such products, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contact:

Investor Relations

Tom Hemingway, Redwood Investment Group

714.927.9118

Peter C. Wulff, CFO & COO

Pure Bioscience, Inc.

619.596.8600 ext.111

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